CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Auditors" and "Experts" and to the use of our report dated February 5, 1999 on the Stock Index Account of TIAA Separate Account VA-1 included in this Registration Statement on Form N-3 (No. 33-79124) of TIAA Separate Account VA-1.

We also consent to the use of our report on Teachers Insurance and Annuity Association of America ("TIAA") dated March 10, 1999 included in this Registration Statement. Such report expresses our opinion that TIAA's 1998 and 1997 statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA at December 31, 1998 and December 31, 1997, respectively, and the results of its operations and its cash flows for the year then ended in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with generally accepted accounting principles.


                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP


New York, New York
March 29, 1999